UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2007

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

211 Mount Airy Road
Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

As previously reported in the Current Report on Form 8-K filed on June 5, 2007, on June 4, 2007, Avaya Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sierra Holdings Corp., a Delaware corporation (“Parent”), and Sierra Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).  Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).  Parent is owned by a consortium of Silver Lake Partners III, L.P. and TPG Partners V, L.P. (collectively, the “Sponsors”).

The Merger Agreement provides that, until 11:59 p.m., New York City time, on July 24, 2007, the Company was permitted to initiate, solicit and encourage acquisition proposals for the Company (including by way of providing non-public information), and to enter into, engage in, and maintain discussions or negotiations with respect to acquisition proposals for the Company or otherwise cooperate with or assist or participate in, or facilitate any inquiries, proposals, discussions or negotiations with respect to any such acquisition proposal.

Beginning on June 5, 2007, the day following the execution of the Merger Agreement, at the direction of the Board of Directors (the “Board”) and under the supervision of the Review Committee of the Board, Credit Suisse Securities (USA) LLC (“Credit Suisse”), our financial advisor, began the process of contacting parties to determine whether they might be interested in pursuing a transaction that would be superior to the proposed Merger. Credit Suisse contacted 36 parties, consisting of 17 potential strategic buyers with businesses within the telecommunications and technology sector (including Strategic Party A, B, C, D, E and F (as such parties are called in the Company’s preliminary proxy statement filed on July 19, 2007 (the “Proxy Statement”)) and 19 potential financial sponsor buyers (including Financial Sponsor A (as such party is called in the Proxy Statement). The Company entered into confidentiality agreements with four of the parties contacted (not including Strategic Parties A, C, D or E, each of which had previously entered into a confidentiality agreement with the Company).

During the go-shop period, members of management and our financial advisor met on several separate occasions with representatives of each of Strategic Party A and Financial Sponsor A (including representatives from Financial Sponsor A Portfolio Company (as such party is called in the Proxy Statement), the private equity firm Financial Sponsor A had teamed up with prior to the execution of the Merger Agreement and representatives from another private equity firm that Financial Sponsor A notified the Company it was considering teaming up with if it were to proceed with making a proposal). During these meetings, management presented certain information regarding the business and operations of the Company.  The Company also provided Strategic Party A and Financial Sponsor A, its possible group members and Financial Sponsor A Portfolio Company with certain confidential information regarding the Company and its subsidiaries. In addition, the Company initiated efforts to conduct due diligence with respect to Strategic Party A.  None of the other parties that had requested a confidentiality agreement expressed a further interest in pursuing a transaction with the Company. Prior to the end of the go-shop period, representatives from Strategic Party A and Financial Sponsor A informed our financial advisor that they determined not to pursue a transaction with the Company.

None of the parties contacted by Credit Suisse had submitted an acquisition proposal for the Company during the go-shop period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: July 25, 2007	By:	/s/ Pamela F. Craven
Name: Pamela F. Craven
Title: Chief Administrative Officer